EXHIBIT 23.1





CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm in the Registration Statement on Form S-8 for the registration of 1,300,000 shares of Surgical Safety Product Inc.'s common stock under the Company's 1998 Revised Employee Stock Option Plan and 129,000 shares of its common stock under the Company's 1998 Revised Consultant Stock Option Plan and to the incorporation by reference therein of our report dated March 29, 2000 relating to the financial statements which appear in the Annual Report on Form 10K for the year ended December 31, 1999.


                                            /s/ Kerkering, Barbario & Co., P.A.
                                            ------------------------------------

                                            Kerkering, Barbario & Co., P.A.,
                                            Independent Public Accountants.

Sarasota, Florida
April 12, 2000